Sonic Foundry Announces Fiscal 2019 Second Quarter Financial Results

MADISON, Wis. - May 17, 2019 - Sonic Foundry, Inc. (OTC Pink Sheets: SOFO), the trusted leader for video creation and management solutions, today announced consolidated financial results for its fiscal 2019 second quarter ended March 31, 2019.

Fiscal 2019 Second Quarter Highlights

•	Total revenues were $8 million ($8.6 million without distribution impact) compared to $8.5 million in the second quarter of 2018

•	Gross margin was $6 million or 75 percent of sales compared to $5.9 million, or 70 percent of sales in the second quarter of 2018

•	Adjusted EBITDA of $(830,000), compared to $(808,000) in the second quarter of 2018

•	Net loss of $(1.5) million ($(1.1) million without distribution impact), or $(0.29) per share compared to net loss of $(1.4) million, or $(0.34) per share in the second quarter of 2018

•	Billings totaled $7.5 million in the second quarter of 2019, a decrease of 13 percent compared to the same period last year

•	Net loss in the first quarter of 2019 remained unchanged from preliminary results released on March 21, 2019

•	Unearned revenue decreased to $10.6 million as of March 31, 2019

Fiscal 2019 Second Quarter Review
Service billings, including support, hosting, events, and installs saw a decrease of 9 percent from prior year for a total of $5.2 million. Product billings were down 21 percent to $2.3 million during the second quarter of fiscal year 2019 compared to the same period last year. Product billings and revenue were negatively impacted by a planned reduction of product inventory maintained by domestic distributors of $557 thousand during the quarter and $1.2 million year to date. The remaining balance of approximately $88 thousand is expected to be eliminated in the third fiscal quarter. The company expects to recognize $3.5 million of the current unearned revenue in the third quarter of fiscal 2019.

Recurring revenue of $6.7 million was 84 percent of total revenue in the second quarter of 2019, up from $6.2 million, or 74 percent of total revenue in the second quarter of 2018.The increase was driven by the strong demand for annual support renewals.

Operating expenses were $7.1 million, down $72 thousand or 1 percent from the same period in 2018. The net loss of $1.5 million was comparable to the same period in 2018.
“We are undertaking an in-depth look at our organization to see where we can make strategic and operational changes to help ensure the great products and services we’re delivering are translating to revenue growth,” said Michael Norregaard, CEO, Sonic Foundry. “We are optimistic about the increased momentum of Mediasite Video Cloud and consistent customer renewals we saw in the second quarter. As we look to the future with excitement, we are strategically focused on maximizing operational efficiency to expand our customer relationships, bring new high-impact solutions to the market and ensure our customers succeed at every step.”
Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance and our ability to satisfy lender requirements, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies, and should not be viewed as an alternative to net income as a measurement of our operating performance. Our credit agreement contains a minimum EBITDA calculation based, in part, on adjusted EBITDA since this measure is representative of adjusted income available for debt and interest payments. A reconciliation of net income (loss) to adjusted EBITDA for the quarters ended March 31, 2019 and 2018 are included in the release. The company is unable to provide a reconciliation of projected EBITDA to projected net income due to the unknown effect, timing and potential significance of certain income statement items.

About Sonic Foundry®, Inc.
Sonic Foundry (OTC Pink Sheets: SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 4,700 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Leading research firms Aragon, Forrester, Wainhouse and Frost & Sullivan recognize Sonic Foundry as a leader in enterprise video, webcasting and lecture capture. Learn more at www.sonicfoundry.com and @mediasite.

© 2019 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future.  These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide.  Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC.  These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department.  All of the information and disclosures we make in this news release regarding our business, including any forward looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Media Relations:
Nicole Wise, Director of Communications
920.226.0269
nicolew@sonicfoundry.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)
(Unaudited)

	March 31, 2019	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$1,182	$1,189
Accounts receivable, net of allowances of $45 and $524	6,092	7,418
Financing receivables, current, net of allowances of $526, respectively	103	100
Inventories	1,641	1,027
Investment in sales-type lease, current	155	150
Capitalized commissions, current	459	—
Prepaid expenses and other current assets	968	941
Total current assets	10,600	10,825
Property and equipment:
Leasehold improvements	1,113	1,105
Computer equipment	5,977	5,718
Furniture and fixtures	1,179	1,099
Total property and equipment	8,269	7,922
Less accumulated depreciation and amortization	6,533	6,009
Property and equipment, net	1,736	1,913
Other assets:
Financing receivables, long-term	187	181
Investment in sales-type lease, long-term	258	249
Capitalized commissions, long-term	129	—
Other long-term assets	414	415
Total assets	$13,324	$13,583
Liabilities and stockholders’ deficit
Current liabilities:
Revolving lines of credit	$451	$885
Accounts payable	1,832	1,610
Accrued liabilities	1,595	1,609
Unearned revenue	8,301	11,645
Current portion of capital lease and financing arrangements	205	248
Current portion of notes payable and warrant debt, net of discounts	770	593
Total current liabilities	13,154	16,590
Long-term portion of unearned revenue	2,329	1,691
Long-term portion of capital lease and financing arrangements	97	187
Long-term portion of notes payable and warrant debt, net of discounts	4,658	1,357
Derivative liability, at fair value	10	14
Other liabilities	174	202
Total liabilities	20,422	20,041
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; 2,056 and 2,678 shares issued and outstanding, respectively, at amounts paid in	1,187	1,651
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 5,291,494 and 5,113,400 shares issued and 5,278,778 and 5,100,684 shares outstanding	53	51
Additional paid-in capital	201,490	200,130
Accumulated deficit	(209,002)	(207,419)
Accumulated other comprehensive loss	(631)	(676)
Receivable for common stock issued	(26)	(26)

Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ deficit	(7,098)	(6,458)
Total liabilities and stockholders’ deficit	$13,324	$13,583

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenue:
Product and other	$1,796	$2,690	$3,547	$5,713
Services	6,201	5,770	11,952	11,642
Total revenue	7,997	8,460	15,499	17,355
Cost of revenue:
Product and other	645	1,203	1,296	2,426
Services	1,359	1,328	2,550	2,530
Total cost of revenue	2,004	2,531	3,846	4,956
Gross margin	5,993	5,929	11,653	12,399
Operating expenses:
Selling and marketing	3,836	3,867	7,779	7,977
General and administrative	1,345	1,509	2,883	3,082
Product development	1,935	1,812	3,768	3,565
Total operating expenses	7,116	7,188	14,430	14,624
Loss from operations	(1,123)	(1,259)	(2,777)	(2,225)
Non-operating income (expenses):
Interest expense, net	(227)	(103)	(381)	(195)
Other income (expense), net	(11)	19	(3)	10
Total non-operating expenses	(238)	(84)	(384)	(185)
Loss before income taxes	(1,361)	(1,343)	(3,161)	(2,410)
Benefit (provision) for income taxes	(125)	(106)	(113)	1,281
Net loss	(1,486)	(1,449)	(3,274)	(1,129)
Dividends on preferred stock	(45)	(50)	(98)	(122)
Net loss attributable to common stockholders	$(1,531)	$(1,499)	$(3,372)	$(1,251)
Loss per common share
– basic	$(0.29)	$(0.34)	$(0.64)	$(0.28)
– diluted	$(0.29)	$(0.34)	$(0.64)	$(0.28)
Weighted average common shares
– basic	5,278,500	4,461,310	5,232,449	4,459,675
– diluted	5,278,500	4,461,310	5,232,449	4,459,675

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended March 31,
	2019	2018
Operating activities
Net loss	$(3,274)	$(1,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of other intangibles	97	268
Depreciation and amortization of property and equipment	516	536
Provision for doubtful accounts - including financing receivables	26	175
Deferred taxes	—	(1,361)
Stock-based compensation expense related to stock options and warrants	219	320
Remeasurement gain on derivative liability	(7)	(9)
Changes in operating assets and liabilities:
Accounts receivable	1,354	995
Financing receivables	(2)	1,525
Inventories	(612)	(59)
Capitalized commissions	105	—
Prepaid expenses and other current assets	(25)	381
Accounts payable and accrued liabilities	89	700
Other long-term liabilities	(33)	(101)
Unearned revenue	(1,704)	(2,789)
Net cash used in operating activities	(3,251)	(548)
Investing activities
Purchases of property and equipment	(222)	(238)
Net cash used in investing activities	(222)	(238)
Financing activities
Proceeds from notes payable	4,500	1,000
Proceeds from revolving lines of credit	8,748	10,822
Payments on notes payable	(333)	(681)
Payments on revolving lines of credit	(9,186)	(10,743)
Payment of debt issuance costs	(110)	(20)
Proceeds from issuance of preferred stock and common stock	5	508
Payments on capital lease and financing arrangements	(134)	(159)
Net cash provided by financing activities	3,490	727
Changes in cash and cash equivalents due to changes in foreign currency	(24)	28
Net decrease in cash and cash equivalents	(7)	(31)
Cash and cash equivalents at beginning of year	1,189	1,211
Cash and cash equivalents at end of year	$1,182	$1,180
Supplemental cash flow information:
Interest paid	$264	$169
Income taxes paid, foreign	160	43
Non-cash financing and investing activities:
Property and equipment financed by capital lease or accounts payable	112	256
Debt discount	676	—
Deemed dividend for beneficial conversion feature of preferred stock	—	28
Preferred stock dividends paid in additional shares	98	50
Conversion of preferred shares	563	—

Sonic Foundry, Inc.
Condensed Consolidated Non-GAAP Adjusted EBITDA Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

Net loss	$(1,486)	$(1,449)	$(3,274)	$(1,129)
Add:
Depreciation and amortization	248	356	516	751
Income tax benefit (provision)	125	106	113	(1,281)
Interest expense	227	104	381	196
Stock-based compensation expense	56	75	217	320
Adjusted EBITDA	$(830)	$(808)	$(2,047)	$(1,143)